Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Armata Pharmaceuticals, Inc.:

(1)	Registration Statements (Form S-1 Nos. 333-213421, 333-217169, 333-217680, and 333-226959),
(2)	Registration Statement (Form S-3 No. 333-210974),
(3)	Registration Statement (Form S-8 No. 333-203455) pertaining to the 2012 Stock Incentive Plan and 2013 Stock Incentive Plan,
(4)

Registration Statements (Form S-8 Nos. 333-212183, 333-217563, and 333-223987) pertaining to the Armata Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan and Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan, and

(5)

Registration Statements (Form S-8 No. 333-221564 and 333-232058) pertaining to the Armata Pharmaceuticals, Inc. 2016 Equity Incentive Plan, as amended, C3J Jian, Inc. Amended 2006 Stock Option Plan and C3J Therapeutics, Inc. 2016 Stock Plan;

of our report dated March 19, 2020, with respect to the consolidated financial statements of Armata Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Armata Pharmaceuticals, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

San Diego, California

March 19, 2020